SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                October 28, 2003

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission               IRS Employer
jurisdiction                      File Number              Identification
of incorporation                                           Number

Delaware                            1-3492                 No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600
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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

     On October 28, 2003 registrant issued a press release entitled "Halliburton Files Shelf Registration For its Previously Issued $1.2 Billion Convertible Senior Notes."

     The text of the press release is as follows:

            Halliburton Files Shelf Registration for its Previously
                  Issued $1.2 Billion Convertible Senior Notes

HOUSTON, Texas--Halliburton (NYSE: HAL) announced today that it has filed a shelf registration statement with the Securities and Exchange Commission for the $1.2 billion of Halliburton's 3-1/8% Convertible Senior Notes due July 15, 2023 (and the common stock issuable upon conversion of the notes) that the Company had issued in a private placement in June 2003. The preliminary shelf registration statement has been filed in satisfaction of Halliburton's obligations under a registration rights agreement entered into in connection with the private placement. Upon effectiveness of the registration statement, the prospectus included in the company's registration statement will be used by selling security holders to resell their notes and the common stock issuable upon conversion of the notes.

Halliburton initially issued the 3-1/8% Convertible Senior Notes through Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., ABN AMRO Incorporated, HSBC and The Royal Bank of Scotland plc.

A shelf registration statement relating to these securities has been filed with the Securities and Exchange Commission, but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy such securities, nor shall there be any sale of these securities in any State or country in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or country. The offering of these securities will be made only by means of the prospectus included in the company's shelf registration statement.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company's World Wide Web site can be accessed at www.halliburton.com.

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NOTE: The  statements in this press release that are not historical  statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from
the  results   expressed  or  implied  by  the   statements.   These  risks  and
uncertainties include, but are not limited to: legal risks, including the risks associated with the consummation or non-consummation of the proposed settlement, the risks of judgments against the company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims or a delay in the payment of such claims, future asbestos claims defense and settlement costs, the risks of judgments against the company and its subsidiaries in other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes,
patent  infringements  and  environmental  matters,   legislation,   changes  in
government regulations and adverse reaction to scrutiny involving the company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended June 30, 2003 for a more complete discussion of such risk factors.

                                       ###

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     October 29, 2003             By: /s/ Margaret E. Carriere
                                          -----------------------------------
                                               Margaret E. Carriere
                                               Vice President and Secretary